Exhibit 99.1

iBio Acquires RubrYc Therapeutics’ AI Drug Discovery Platform and Pipeline

– Positions Company for leadership in AI-powered drug discovery –

– Expands iBio’s immuno-oncology pipeline with three new candidates –

– Hosting investor call on September 27th to discuss transaction, the Company’s transformation and FY2022 financial results –

SAN DIEGO, CA and BRYAN, TX / September 21, 2022 / (GLOBE NEWSWIRE) / iBio, Inc. (NYSEA:IBIO) (“iBio” or the “Company”), a developer of next-generation biopharmaceuticals and pioneer of the sustainable FastPharming® Manufacturing System, today announced that it  closed on the acquisition of substantially all of the assets of its partner, RubrYc Therapeutics, Inc. (“RubrYc”) after it entered into a definitive asset purchase agreement (the “Purchase Agreement”). The transaction marks another important step toward iBio’s mission to bring more – and better – immunotherapies to the clinic, faster, with its continued transformation into a biopharmaceutical discovery and development company.

The acquired assets include:

●	AI Drug Discovery Platform: A patented system that uses artificial intelligence (“AI”) to design 3D models of epitopes to facilitate the creation of better antibody drug candidates. Unlike other traditional and newer AI-driven methods of drug discovery that often focus upon dominant epitopes, the RubrYc Discovery Engine uses predictive algorithms to identify and model subdominant and conformational epitopes, prospectively enabling the discovery of new antibody treatments for hard-to-target cancers and other diseases.
●	Previously Licensed Candidates: All rights – with no future milestone payments or royalty obligations – to two molecules. These include IBIO-101, an IL-2 sparing anti-CD25 antibody for depletion of regulatory T cells, as well as “Target 6” that was discovered in Q2 FY2022 using the Discovery Engine.
●	New Therapeutic Candidates: Three promising immuno-oncology candidates, plus a partnership-ready PD-1 agonist for serious autoimmune diseases, such as systemic lupus erythematosus and multiple sclerosis.

Purchase terms include:

●	An upfront payment of $1 million in iBio’s common stock to RubrYc investors.
●	Eligibility for RubrYc’s investors to receive up to $5 million in development milestones over the next five years, to be paid in common stock or cash, at iBio’s sole discretion.

In an effort to focus its resources on the promising new discovery platform and entering the clinic with its lead compounds, iBio has initiated a review of opportunities to accelerate its transformation while extending its cash runway beyond previous guidance of September 30, 2023. These include asset sales, partnerships, portfolio decisions, cost reductions, and non-dilutive efforts to raise additional capital.

“We are excited to pair our new AI Discovery Engine with our existing platforms to create a biotech company with its own end-to-end discovery capabilities and an expanded pipeline of immunotherapy candidates,” said Tom Isett, Chairman & Chief Executive Officer of iBio. “We are also happy to welcome four of RubrYc’s talented and experienced computational biology pioneers to our team, the majority of whom will make the move to iBio’s new Drug Discovery Center that is slated to open in San Diego in the coming weeks.”

“Instead of relying on traditional ‘trial-and-error’ drug screening methods, we believe adding an AI-powered discovery capability to the front end of our process will enable us to bring better molecules into the clinic faster and more cost-effectively,” commented Martin Brenner, DVM. Ph.D., iBio’s Chief Scientific Officer. “This was clearly demonstrated with iBio’s pipeline Target 6, a mutated form of a protein expressed in a number of tumors. RubrYc’s Discovery Engine enabled the rapid identification of antibodies that selectively bind the mutated protein, without binding the wild-type version, which is more commonly expressed in healthy tissues. Due to the unique characteristics of the RubrYc Discovery Engine, we were able to expeditiously advance the program from the Early Discovery to the Late Discovery stage.”

The closing of the acquisition was conditioned upon approval of the NYSE American and both parties meeting other customary closing conditions.

Webcast and Conference Call

The Company will report its fiscal fourth quarter and full year 2022 financial results after market close on Tuesday, September 27, 2022, and will host a webcast and conference call at 4:30 p.m. Eastern Time to discuss the results, give more information on the RubrYc transaction and strategic review, and provide additional updates. The live and archived webcast may be accessed on the Company’s website at www.ibioinc.com under “News and Events” in the Investors section. To access the live call by phone, participants should go to this registration link, where they will be provided with the dial-in details.

About iBio, Inc.

iBio develops next-generation biopharmaceuticals using computational biology and 3D-modeling of hard-to-target subdominant epitopes along with its sustainable, plant-based protein expression capabilities for cGMP manufacturing. Its FastPharming® Manufacturing System combines vertical farming, automated hydroponics, and novel glycosylation technologies to rapidly deliver high-quality monoclonal antibodies, vaccines, bioinks and other proteins. iBio is developing proprietary biopharmaceuticals for the treatment of cancers, as well as fibrotic, infectious and autoimmune diseases. The Company’s wholly owned subsidiary, iBio CDMO LLC, provides FastPharming Contract Development and Manufacturing Services along with Glycaneering™ Development Services for advanced recombinant protein engineering. For more information, visit www.ibioinc.com.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding iBio’s mission to bring more – and better –immunotherapies to the clinic, faster; adding an AI-powered discovery capability to the front end of the process; and enabling the Company to bring better molecules into the clinic faster and more cost-effectively. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to bring better molecules into the clinic faster and more cost-effectively; the ability to obtain regulatory approval for commercialization of its product candidates, or to comply with ongoing regulatory requirements; regulatory limitations relating to its ability to promote or commercialize its product candidates for specific indications; acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products; the ability to fund its programs and raise capital when needed; and the other factors discussed in the Company’s filings with the SEC including the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 and the Company’s subsequent filings with the SEC on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts:

Stephen Kilmer

iBio, Inc.

Investor Relations

(646) 274-3580

skilmer@ibioinc.com

Susan Thomas

iBio, Inc.

Media Relations

(619) 540-9195

susan.thomas@ibioinc.com